Exhibit 99

SUMMARY OF THE GROUP PROFIT SHARING, INCENTIVE AND EMPLOYER CONTRIBUTION PLAN (FRANCE)

The following is an English summary of the Procter & Gamble Holding France S.A.S.’s Group Profit Sharing, Incentive and Employer Contribution Plan (France) (the “Plan”).  The full text of the Plan in French follows this summary.

General — The Plan is an employee savings plan established on December 17, 1990 by agreement between Procter & Gamble S.A. (Procter & Gamble S.A. changed its name to Procter & Gamble Services France and then to Procter & Gamble Services Neuilly before its current name Procter & Gamble Holding France S.A.S.) together with its directly wholly-owned subsidiaries (with the exception of P&G Health France that is not part of this agreement), and those subsidiaries’ respective Work councils, in order to provide a means for eligible employees to save and invest their income, group profit sharing, and incentive remuneration. The most recent Plan agreement took effect on January 1, 2015, and was signed by Procter & Gamble Holding France S.A.S., Procter & Gamble France S.A.S., Procter & Gamble Pharmaceuticals France S.A.S., Procter & Gamble Amiens S.A.S., Procter & Gamble Blois S.A.S (together, “P&G France”) and their related Work councils.  An amendment to the Plan to increase the Employer’s matching contribution was implemented as of FY 18/19, signed by the same parties. On July 1, 2021, Procter & Gamble Pharmaceuticals France has been legally merged with P&G Health France SAS with a retroactive effect on July 1, 2020 from a Tax and Local statutory accounting standpoint. As a result, Procter & Gamble Pharmaceuticals France has left the Plan agreement as of July 1, 2020.

In addition to the Plan, a collective Pension Savings plan (“PERCO”) was established for Procter & Gamble Holding France S.A.S and the following subsidiaries: Procter & Gamble France S.A.S., Procter & Gamble Pharmaceuticals France S.A.S, Procter & Gamble Blois S.A.S, and Procter & Gamble Seine S.A.S (which was merged with Procter & Gamble Holding France in February 2018). Procter & Gamble Pharmaceuticals has left the PERCO plan in July 2020 as a result of the merger with P&G Health France SAS. The PERCO is in place since January 1, 2013, for the aforementioned entities and was established in June 2016 for Procter & Gamble Amiens S.A.S.

Procter & Gamble Holding France S.A.S. is indirectly a wholly-owned subsidiary of The Procter & Gamble Company (the “Parent”). The Plan and the PERCO are subject to the laws and regulations of France. The assets of the Plan and of the PERCO are invested in five “Fonds Commun de Placement d’Entreprise” (“FCPE”) which are registered investment funds reserved to employees of P&G France subject to the laws and regulations of France.

Administration — Administration of the Plan and of the PERCO are executed by Procter & Gamble Holding France S.A.S. with the support of Natixis Investments Managers International (previously Natixis Asset Management), the fund manager and custodian of the funds units (“Natixis”). The five FCPE are under the supervision of the Conseil de Surveillance (“Monitoring Committee”) which is composed of both employee and employer representatives of P&G France.  The fees of the Plan are born by P&G Holding France with respect to active employees and retirees for up to five years, and by the retiree after five years.

Participants Accounts and Investments Options — An account is maintained for each employee and reflects employee and employer contributions as well as employee withdrawals. Natixis sends annual account statements to participants. There is no provision for the allocation of income since the FCPEs do not pay dividends. Participants are permitted to invest into any of the five FCPEs; however, employee contributions generating a P&G matching contribution can only be invested in FCPE Groupe Procter & Gamble (Option D). Amounts may be transferred from one FCPE to another FCPE for both blocked and available funds with the exception of FCPE Groupe Procter & Gamble (Option D) out of which only unblocked funds may be transferred.

Participants may allocate their account balances to one or all of the following investment options offered by the Plan:

•
FCPE Groupe Procter & Gamble Actions (Option A) – The prospectus indicates that this fund is primarily invested in securities or in mutual funds which invest with a minimum of 60% in international securities and with a maximum of 40% in international interest rate products.

•
FCPE Groupe Procter & Gamble Obligations (Option B) – The prospectus indicates that this fund is primarily invested in Eurozone monetary products or in mutual funds which invest primarily in Eurozone monetary products.

•
FCPE Groupe Procter & Gamble 5000 (Option C) – The prospectus indicates that this fund is primarily invested in securities or in mutual funds invested at least at 90% in securities (Europe, United States, Asia and emerging countries) and with a maximum of 10% invested in Eurozone monetary products.

•
FCPE Groupe Procter & Gamble (Option D) – The prospectus indicates that this fund is invested at least at 90% in The Procter & Gamble Company common stock and with a maximum of 10% invested in US/Euro zone monetary products.

•
FCPE Groupe Procter & Gamble (Option F) – The prospectus indicates that this fund is invested at 80% in international bonds or in mutual funds which invest in international bonds, at 20% in “socially responsible investment” Euro bonds or in mutual funds which invest in “socially responsible” Euro bonds.

For the PERCO, investments in Option D are not possible. The other Options are accessible at the discretion of the employee.

Contribution and Vesting — Employees are eligible to the Plan three months after their start date with P&G France. Contributions are made by Plan participants as well as by P&G France as follows:

Employee Contributions:

•
Voluntary, periodic contributions – These are usually contributed on a monthly basis. They are eligible for matching contributions from P&G France. These contributions are automatically invested in Option D.

•
Voluntary, complementary contributions – Employees and retirees who invested in the plan during their employment may make complementary contributions whenever they wish, although these amounts receive no matching contributions. These contributions are invested at the discretion of the employee in one of the five FCPEs. These contributions may not exceed 25% of the gross annual remuneration of the employee or the gross annual pensions of retirees or pre-retirees.

•	Employee contributions are limited to no more than € 275 per month.

Employer Contributions:

•
Employer matching contributions – P&G France makes a matching contribution of 100 percent (for the first € 40 an employee contributes each month) and 50 percent (for any contributions the employee makes over € 40 for the month, subject to the monthly maximum employee contribution amount), based on employees’ voluntary periodic contributions, with a maximum threshold of € 157.50. These matching contributions are automatically invested in Option D.

•
Profit Sharing – P&G France calculates and distributes profit sharing contributions according to French law (“Participation”) as well as a supplementary profit-sharing agreement (“Interessement”). These amounts are invested at the discretion of the employee in one of the five FCPEs. If no investment direction is given by the employee, amounts are automatically invested either as per the last investment choice or, by default, in Option B (with a 50/50 split between PEE and PERCO for “Participation”, and 100% to PEE for “Interessement”).

All contributions are immediately 100 percent vested.

Contributions to the PERCO can be made by the employees through i) voluntary periodic contributions, ii) investment of the profit-sharing contribution and iii) investment of remaining vacation days (up to 10 per fiscal year) for which P&G France will contribute under certain age conditions.

Withdrawals — All contributions to the Plan are “blocked” for a period of five years beginning on November 1st of the calendar year in which the contribution was made. After this period, amounts are available for withdrawal without restriction. Under certain circumstances, as defined by law, a participant may withdraw “blocked” contributions.  Requests must be submitted within six months of the circumstance occurring that allows for such early withdrawals. All amounts become immediately available for withdrawal upon the termination of employment.

Plan Termination – The Plan agreement was renewed by written agreement between P&G France and their related Work councils in December 2014 with effective date January 1, 2015, for an indefinite period.

In the event of Plan termination, the FCPE’s will either remain active or will be merged with other FCPEs. Plan participants will have the option to withdraw “unblocked” amounts or to remain invested. Future employee and employer contributions to the Plan would then be suspended.  If a P&G subsidiary ceases to be a member of the group, that company will automatically cease to be a party to this agreement.

ACCORD DE PLAN D'EPARGNE DE GROUPE

Entre les soussignés :

La société **Procter & Gamble Holding France**, Société par actions simplifiée au capital de 140 876 751 Euros, dont le siège social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au Registre du Commerce et des Sociétés sous le numéro 542 106 109 RCS Nanterre,

La société **Procter & Gamble France**, Société par actions simplifiée au capital de 325 505 Euros, dont le siège social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au Registre du Commerce et des Sociétés sous le numéro 391 543 576 RCS Nanterre,

La société **Procter & Gamble Pharmaceuticals France**, Société par actions simplifiée au capital de 1 578 411 Euros, dont le siège social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au Registre du Commerce et des Sociétés sous le numéro 572 020 642 RCS Nanterre,

La société **Procter & Gamble Amiens**, Société par actions simplifiée au capital de 13 088 968 Euros, dont le siège social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au Registre du Commerce et des Sociétés sous le numéro 391 548 955 RCS Nanterre,

La société **Procter & Gamble Blois**, Société par actions simplifiée au capital de 1 401 464 Euros, dont le siège social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine immatriculée au Registre du Commerce et des Sociétés sous le numéro 419 222 245 RCS Nanterre,

La société **Wella France**, Société par actions simplifiée au capital de 2 265 000 euros, dont le siège social est 163-165 quai Aulagnier, 92600 Asnières sur Seine, immatriculée au Registre du Commerce et des Sociétés sous le numéro 552 019 291 Nanterre,

La société **Parfums Rochas**, Société par actions simplifiée au capital de 10 235 700 Euros, dont le siège social est sis 17 rue de Miromesnil 75008 Paris, immatriculée au Registre du Commerce et des Sociétés sous le numéro 775 668 114 RCS Paris,

La société **Ondal France,** Société à responsabilité limitée au capital de 1 000 000 Euros dont le siège social est sis 163-165 quai Aulagnier, 92600 Asnières sur Seine, immatriculée au Registre du Commerce et des Sociétés sous le numéro 655 880 458 RCS Nanterre

Sociétés représentées par Directeur des Ressources Humaines des sociétés du groupe, dûment habilité à cet effet,

d'une part,

SM

Plan épargne de groupe 2014 1

Et,

La délégation du personnel du Comité d'Entreprise de l'Unité Economique et Sociale constituée par les sociétés **Procter & Gamble Holding France, Procter & Gamble France** et **Procter et Gamble Pharmaceuticals France** ayant statué à l'unanimité selon procès-verbal de la séance du 26/11/2014 annexé au présent accord et représentée par son Secrétaire, Monsieur Jean-Louis Delrieu,

La délégation du personnel du Comité d'Entreprise de la société **Procter & Gamble Amiens**, ayant statué à Unanimité selon procès-verbal de la séance du 11/12/2014 annexé au présent accord et représentée par son Secrétaire, Monsieur ~~Philippe Stelmaszak~~, Jocelyn BÉDÉ

La délégation du personnel du Comité d'Entreprise de la société **Procter & Gamble Blois**, ayant statué à l'unanimité selon procès-verbal de la séance du 17 octobre 2014 annexé au présent accord et représentée par son Secrétaire, Madame Marie Vermeulen,

La délégation du personnel du Comité d'entreprise de la société **Wella France**, ayant statué à l'unanimité selon procès verbal de la séance du 20/10/14 annexé au présent accord et représentée par son Secrétaire, Madame Stéphanie Martinet,

La majorité des 2/3 du personnel de la société **Parfums Rochas**, dont les signatures sont annexées au présent accord,

La délégation du personnel du Comité d'entreprise de la société **Ondal France**, ayant statué à l'unanimité selon procès verbal de la séance du 16 déc 2014 annexé au présent accord et représentée par son Secrétaire, Madame Martine Botzung,

d'autre part,

PREAMBULE

Le présent accord définit les modalités selon lesquelles est établi un Plan d'Epargne de Groupe en application du Titre III du Livre III de la 3ème partie du Code du Travail. Il est conclu dans le prolongement des accords de Plan d'Epargne de Groupe qui se sont succédés depuis 1990.

Il est rappelé que ce plan forme un tout indissociable qui s'inscrit dans un souci de similarité des statuts de l'ensemble des salariés du groupe dont il constitue un élément fondamental. Il n'a par conséquent de raison d'être que si chacun des accords qui le composent est ratifié dans chacune des sociétés concernées.

Il est précisé que :

1. Peut adhérer au présent accord : toute société, établie en France, dont le capital est détenu majoritairement (+ de 50 %) par The Procter & Gamble Company ou l'une de ses filiales, directe ou indirecte, à condition qu'un avenant à cet accord soit conclu entre toutes les parties concernées, y compris les représentants des entreprises déjà parties au présent accord.

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2. Cesse automatiquement de participer au présent accord : toute société adhérente qui, du fait du transfert de tout ou partie de son capital, ne serait plus détenue majoritairement par The Procter & Gamble Company ou l'une de ses filiales, directe ou indirecte. Dans cette hypothèse, la cessation prendra effet à compter du premier jour de l'exercice au cours duquel le transfert de son capital sera intervenu. Elle sera notifiée à la DIRECCTE des Hauts de Seine et aux signataires du présent accord.

3. Au jour de la signature des présentes, le Groupe ainsi défini est constitué des sociétés suivantes :

- Société Procter & Gamble Holding France
- Société Procter & Gamble France
- Société Procter et Gamble Pharmaceuticals France
- Société Procter & Gamble Amiens
- Société Procter & Gamble Blois
- Société Wella France
- Société Parfums Rochas
- Société Ondal France

Article 1 - Objet du présent plan

Le présent plan a pour objet d'ouvrir à l'ensemble du personnel de l'entreprise signataire la faculté de participer avec l'aide de celle-ci à la constitution d'un portefeuille de valeurs mobilières.

Article 2 - Participants au plan

2.1. Le plan est ouvert à tous les salariés justifiant à la date de versement d'au moins trois mois d'ancienneté, ancienneté qui sera appréciée en tenant compte du temps passé dans chacune des entreprises du groupe Procter & Gamble.

Cette ancienneté est appréciée à la date du premier versement dans le Plan. Tous les contrats de travail exécutés au cours de l'exercice au cours duquel le versement est effectué et des douze mois qui la précèdent, sont pris en compte.

Pour les stagiaires embauchés par l'Entreprise à l'issue d'un stage d'une durée supérieure à deux mois[1], la durée de ce stage est prise en compte pour l'ouverture et le calcul des droits liés à l'ancienneté.

Les périodes de suspension du contrat de travail ne sont pas déduites pour le calcul de l'ancienneté.

Les anciens salariés, à l'exception des retraités et pré-retraités, ne peuvent plus effectuer de versements au plan.

2.2. Le plan est également ouvert aux salariés qui se trouvent à un moment donné, dans le cadre de leur carrière, en situation de détachement à l'étranger dans une société du groupe Procter & Gamble aux conditions suivantes :

- durée limitée de détachement,

[1] Au sens de l'article L.612-11du code de l'éducation

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KS SM

. salaires déterminés par la société d'origine mais versés par la société d'accueil. Les périodes de détachement à l'étranger sont prises en compte pour le calcul de l'ancienneté.

2.3. Les retraités et pré-retraités peuvent continuer à effectuer des versements dans le Plan d'Epargne de Groupe à la condition qu'ils aient participé au plan avant leur cessation d'activité et qu'ils n'aient pas demandé le déblocage de la totalité de leurs avoirs lors de la cessation de leur contrat de travail. Aucun versement des entreprises (abondement) ne pourra être effectué en complément des versements des retraités.

Article 3 - Alimentation du plan

Le plan est alimenté par :

3.1. Tout ou partie des sommes attribuées aux salariés en application de l'accord de participation de groupe.
Conformément à l'article L. 3325-2 du code du travail, les primes de participation versées au Plan sont exonérées de l'impôt sur le revenu dans la limite d'un montant égal à la moitié du plafond annuel moyen retenu pour le calcul des cotisations de sécurité sociale[2].

Les anciens salariés de l'Entreprise peuvent affecter tout ou partie de leur participation afférente à leur dernière période d'activité lorsque le versement de la participation intervient après leur départ de l'Entreprise.

Ces sommes sont indisponibles pendant le délai mentionné à l'article 5 ci-après.

3.2. Tout ou partie des sommes attribuées aux salariés en application de l'accord d'intéressement de groupe.

Conformément aux articles L. 3315-2 et L.3315-3 du code du travail, les primes d'intéressement versées au Plan sont exonérées de l'impôt sur le revenu dans la limite d'un montant égal à la moitié du plafond annuel moyen retenu pour le calcul des cotisations de sécurité sociale[3].

Les anciens salariés ayant adhéré au plan d'épargne avant leur départ peuvent affecter tout ou partie de leur prime d'intéressement afférant à leur dernière période d'activité lorsque le versement de cette prime intervient après leur départ de l'entreprise. Ces sommes sont alors indisponibles pendant cinq ans.

3.3. Les versements volontaires des salariés :
Tout salarié remplissant les conditions fixées aux articles 2.1. et 2.2. a la faculté de contribuer à l'alimentation du plan d'épargne en effectuant deux catégories de versements volontaires : des versements volontaires mensuels qui seront complétés par des versements mensuels des entreprises (A) ; et des versements volontaires ponctuels qui ne seront pas complétés par des versements des entreprises (B).

A. Versements volontaires mensuels des salariés complétés par des versements des entreprises :

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[2] Les primes d'intéressement versées aux exploitants individuels, aux gérants associés de sociétés de personnes et assimilés n'ayant pas opté pour leur assujettissement à l'impôt sur les sociétés, ainsi qu'aux conjoints collaborateurs ou associés sont exonérés d'impôt sur le revenu sans condition d'affectation.

[3] Les primes d'intéressement versées aux exploitants individuels, aux gérants associés de sociétés de personnes et assimilés n'ayant pas opté pour leur assujettissement à l'impôt sur les sociétés, ainsi qu'aux conjoints collaborateurs ou associés sont exonérés d'impôt sur le revenu sans condition d'affectation.

Plan épargne de groupe 2014 4

- Les salariés pourront décider de verser chaque mois au Plan d'Epargne de Groupe une somme dont ils détermineront le montant, sans toutefois que ce montant puisse être inférieur à 7,62 euros.

- Ces versements seront effectués par prélèvement mensuel sur salaire. L'ordre de prélèvement, ou l'ordre de modification ou d'interruption de prélèvement, devra être donné au cours du mois précédent la date d'effet souhaitée.

  Les salariés détachés à l'étranger qui ne reçoivent pas de salaire de France pourront effectuer leurs versements par virement ou prélèvement bancaire mensuel.

  Les salariés nouvellement recrutés pourront donner leur ordre de prélèvement dès le début du 4ème mois suivant leur date de recrutement.

B. Versements volontaires des salariés et des retraités (ou pré-retraités) non complétés par des versements des entreprises.

Chaque salarié et chaque retraité (ou pré-retraité) aura la faculté d'effectuer des versements volontaires qui ne seront pas complétés par des versements des entreprises.

Ces versements pourront être effectués soit par chèque, soit par prélèvement sur compte bancaire. Le chèque ou l'autorisation de prélèvement devra être adressé directement au Teneur de comptes-conservateurs de parts des Fonds communs de placement désigné à l'article 4.3.

Le montant total des versements volontaires (y compris l'intéressement) effectué annuellement par chaque participant ne pourra excéder 25 % de la rémunération annuelle brute du salarié concerné ou des pensions annuelles brutes des retraités ou pré-retraités.

Pour les salariés détachés à l'étranger définis par l'article 2.2., il est substitué au salaire brut annuel, le salaire de base annuel servant au calcul des cotisations d'assurance-vie.

3.4. Versements complémentaires (abondement) de l'Entreprise, tel que défini à l'article 4 ci-après.

3.5. Les revenus et produits de toutes les sommes versées en application du présent titre, y compris l'avoir fiscal ou le crédit d'impôt attaché aux revenus, qui sont obligatoirement réinvestis dans le plan.

Tous les actes et formalités nécessaires à ce réinvestissement seront accomplis par le dépositaire qui se chargera notamment de demander à l'administration fiscale le versement des sommes correspondant aux avoirs fiscaux et crédits d'impôt attachés aux revenus réinvestis.

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Article 4 – Aide de l'Entreprise et Abondement

L'aide de l'Entreprise consiste en la prise en charge des frais de tenue de compte des Epargnants dans les conditions visées à l'article 5 ci-après, et des frais de tenue des conseils de surveillance des FCPE.

Par ailleurs, l'Entreprise complétera les versements au FCPE groupe Procter & Gamble option D du Plan, par un abondement calculé comme suit :

Les versements volontaires mensuels d'un salarié, exclusivement, seront complétés par un abondement versé par l'Entreprise dont le montant est fixé à :

100% du montant versé par le salarié jusqu'à 30 Euro, avec un minimum de 7,62 Euros par versement
50 % du montant versé par le salarié entre 30,01 Euros et 213,43 Euros .

Ce versement complémentaire est exonéré de cotisations sociales à l'exception de la Contribution Sociale Généralisée et de la Contribution au Remboursement de la Dette Sociale au titre des Revenus d'activité.

Les versements ponctuels des salariés, pré-retraités et retraités ne feront pas l'objet d'un abondement.

Article 5 - Gestion

5.1. Les sommes versées au Plan d'Epargne seront employées en totalité à l'acquisition au nom des participants de parts des Fonds Communs de Placement du Groupe Procter & Gamble et du Plan d'Epargne Collectif si l'entreprise est adhérente, dans les conditions prévues à l'article 4.2.

Chaque fonds sera géré selon les conditions fixées par son règlement.

Le réinvestissement obligatoire des revenus ou produits de toute nature de toutes les sommes versées en application du Plan d'Epargne s'effectue dans celui des Fonds générateur desdits revenus ou produits.

Aucune commission de souscription ne sera prélevée lors de l'investissement en parts des FCPE

5.2. Ces fonds sont gérés par la société **NATIXIS ASSET MANAGEMENT**, Société Anonyme au capital de 48 153 738,96 €, 21 quai d'Austerlitz, 75013 Paris.

Le dépositaire des titres compris dans ces fonds est la société **CACEIS BANK**, Société Anonyme au capital de 310 000 000 €, 1-3 place Valhubert – 75013 Paris.

NATIXIS INTEREPARGNE, Société Anonyme au capital de 8 890 784 €, 30 avenue Pierre Mendès France, 75013 Paris, est le teneur - conservateur des parts des épargnants pour chaque fonds commun de placement d'entreprise composant le portefeuille.

Les frais afférants à la tenue des comptes sont pris en charge par l'Entreprise.
Ces frais cessent d'être à la charge de l'Entreprise 5 ans après le départ de l'Epargnant.
Dès lors que l'Entreprise en a informé NATIXIS INTEREPARGNE, ces frais incombent aux Epargnants concernés et sont perçus par prélèvements sur leurs avoirs.

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5.4.Affectation par défaut de la Participation investie au Plan

Lors de la répartition de chaque nouvelle réserve spéciale de participation, à défaut de demande de versement de tout ou partie des sommes correspondantes, les Bénéficiaires pourront opter pour l'un des modes de placement exposé ci-avant. Pour ce faire, l'Entreprise remettra à chaque Bénéficiaire concerné un bulletin d'option lui permettant d'exercer son choix.

En application des modalités d'affectation au Plan fixées par l'accord de participation, à défaut de réponse du bénéficiaire sur son choix de placement ou de versement de ses droits à participation, les sommes concernées seront investies en parts du FCPE « *Fond Groupe Procter & Gamble Monétaire Option B.*

5.5.Modification du choix initial de placement :

Chaque participant pourra, à tout moment, demander au Teneur de Compte, l'arbitrage de tout ou partie des avoirs qu'il détient dans les fonds A, B, C, F dans un ou plusieurs des quatre autres Fonds Communs de Placement du Groupe Procter & Gamble.

Pour les avoirs détenus dans le fonds D, leur arbitrage dans un ou plusieurs autres fonds ne pourra être demandé que pour les avoirs devenus disponibles.

Cette opération s'effectue en liquidités et est sans incidence sur la durée d'indisponibilité restant éventuellement à courir.

Les options d'arbitrage sont sans frais.

5.6. La société Procter & Gamble Holding France S.A.S. agissant pour le compte de toutes les entreprises signataires s'engage à exécuter pour le compte des participants toutes les obligations qui lui sont imparties par le règlement des Fonds Communs de Placement.

5.7. La société Procter & Gamble Holding France S.A.S. fait parvenir au Teneur de comptes les sommes suivantes destinées à la souscription de parts pour le compte des participants et en avertit en même temps la Société de Gestion :

- versements volontaires faisant l'objet de versements complémentaires des entreprises (abondement)
- versements complémentaires des entreprises (abondement),
- sommes attribuées en application de l'accord de participation de groupe,
- sommes attribuées en application de l'accord d'intéressement de groupe.

5.8. Un Conseil de Surveillance commun aux cinq Fonds Communs de Placement mentionnés à l'article 4.1 est constitué pour le suivi de ces fonds.
Le Conseil de Surveillance est composé de salariés représentant les porteurs de parts, eux-mêmes porteurs de parts d'au moins un des fonds concernés, étant précisé que chaque fonds doit avoir au moins un porteur de parts au sein du Conseil de Surveillance.

Le Conseil de Surveillance comprend en outre des représentants de la direction des sociétés composant le groupe.

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Le Conseil de Surveillance est obligatoirement réuni chaque année pour examiner le rapport de la Société de Gestion sur les opérations des fonds communs de placement et des résultats obtenus pendant l'exercice écoulé.

La composition du Conseil de Surveillance figure dans le règlement des Fonds Communs de Placement.

Article 6 - Indisponibilité des parts

a) délai d'indisponibilité

Les parts acquises pour le compte des participants au plan ne seront exigibles qu'à l'expiration d'un délai de cinq ans commençant à courir à compter du 1er novembre du cinquième exercice annuel suivant celui de l'acquisition.

b) disponibilité anticipée

Les parts du fonds peuvent exceptionnellement être liquidées ou transférées avant l'expiration du délai défini ci-dessus (a) dans les cas prévus par la réglementation en vigueur qui sont actuellement les suivants :

- mariage de l'intéressé ou conclusion d'un pacte civil de solidarité par l'intéressé ;
- naissance ou arrivée au foyer d'un enfant en vue de son adoption dès lors que le foyer compte déjà au moins deux enfants à sa charge ;
- divorce, séparation ou dissolution d'un pacte civil de solidarité lorsqu'ils sont assortis d'un jugement prévoyant la résidence habituelle unique ou partagée d'au moins un enfant au domicile de l'intéressé ;
- invalidité du participant, de ses enfants, de son conjoint ou de la personne qui lui est liée par un pacte civil de solidarité. Cette invalidité s'apprécie au sens des 2° et 3° de l'article L. 341-4 du Code de la Sécurité Sociale ou doit être reconnue par décision de la commission technique d'orientation et de reclassement professionnel ou de la commission départementale de l'éducation spéciale à condition que le taux d'incapacité atteigne au moins 80 % et que l'intéressé n'exerce aucune activité professionnelle ;
- décès du participant, de son conjoint ou de la personne liée au bénéficiaire par un pacte civil de solidarité ;
- cessation du contrat de travail du salarié participant ;
- affectation des sommes épargnées à la création ou à la reprise, par le participant, ses enfants, son conjoint ou la personne liée au bénéficiaire par un pacte civil de solidarité, d'une entreprise industrielle, commerciale, artisanale ou agricole, soit à titre individuel, soit sous la forme d'une société, à condition d'en exercer effectivement le contrôle au sens de l'article R 5141-2 du Code du Travail, à l'installation en vue de l'exercice d'une autre profession non salariée ou à l'acquisition de parts sociales d'une société coopérative de production ;
- affectation des sommes épargnées à l'acquisition ou à l'agrandissement de la résidence principale emportant création de surface habitable nouvelle telle que définie à l'article R. 111-2 du Code de la Construction et de l'Habitation, sous réserve de l'existence d'un permis de construire ou d'une déclaration préalable de travaux, ou à la remise en état de

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la résidence principale endommagée à la suite d'une catastrophe naturelle reconnue par arrêté ministériel ;

- situation de surendettement du participant définie à l'article L. 331-2 du Code de la Consommation, sur demande adressée à l'organisme gestionnaire des fonds ou à l'employeur, soit par le président de la commission de surendettement des particuliers, soit par le juge lorsque le déblocage des droits paraît nécessaire à l'apurement du passif de l'intéressé ;

- et dans tout autre cas prévu par une réglementation ultérieure.

Les demandes de rachat, accompagnées en cas de rachat anticipé des pièces justificatives seront adressées directement au Teneur de comptes.

La demande du participant doit être présentée dans un délai de six mois à compter de la survenance du fait générateur, sauf dans les cas de cessation du contrat de travail, décès du conjoint ou de la personne liée au participant par un pacte civil de solidarité, invalidité et surendettement où elle peut intervenir à tout moment. La levée anticipée de l'indisponibilité intervient sous forme d'un versement unique qui porte, au choix du participant, sur tout ou partie des droits susceptibles d'être débloqués.

En outre, les textes prévoient qu'un jugement arrêtant le plan de cession totale de l'entreprise ou un jugement ouvrant ou prononçant la liquidation judiciaire de l'entreprise rendent immédiatement exigibles les droits à participation non échus en application de l'article L 643-1 du Code de commerce et de l'article L 3253-10 du Code du travail.

c) levée d'options sur titre (article 132-V de la loi du 15.05.2001 relative aux nouvelles régulations économiques)

Le délai d'indisponibilité de 5 ans n'est pas applicable si la liquidation des avoirs détenus dans le présent plan sert à lever des options consenties dans les conditions prévues à l'article L 225-177 ou L 225-179 du Code de Commerce.

Les actions ainsi acquises devront être versées au présent plan où elles seront isolées dans un compartiment spécifique et resteront indisponibles pendant un délai de 5 ans sans aucune possibilité de déblocage anticipé (Toutefois, en cas de décès du bénéficiaire des options, il sera admis que ses héritiers auront la disposition des titres dès lors que la déclaration de succession aura été déposée auprès de la recette des impôts compétente – Ces actions seront inscrites à leur prix d'acquisition dans un compte spécifique ouvert au nom de chaque bénéficiaire exclusivement destiné à la comptabilisation des opérations d'acquisition ou de cession de ces actions.

Article 7 - Information des participants

A. Information collective

L'information des salariés sur l'existence et le contenu du présent plan sera effectuée par tous moyens permettant de respecter la législation en vigueur (affichage, ou réseau Intranet de l'Entreprise etc.)

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B. Information individuelle

a) Une note d'information résumant les termes du présent accord sera remise à chaque participant ou sera à sa disposition sur le réseau Intranet de l'Entreprise.

b) La société NATIXIS INTEREPARGNE est chargée, en sa qualité de teneur de comptes et conservateur de parts, de la tenue du registre des comptes administratifs des participants au plan.

c) La société NATIXIS INTEREPARGNE donnera aux salariés toutes les informations sur les diverses formes de placement offertes et leurs caractéristiques en termes d'actifs détenus, de rendement et de risques.

d) La société NATIXIS INTEREPARGNE adressera chaque trimestre au salarié participant un relevé nominatif indiquant le nombre de parts acquises ou rachetées au cours du trimestre précédent, le prix de souscription, le prix de rachat, le solde des parts disponibles et leur date de disponibilité.

e) La société NATIXIS INTEREPARGNE adressera chaque année aux participants n'ayant effectué aucune opération un relevé de leurs droits.

C. Information lors de l'embauche et en cas de départ

Un livret d'épargne salariale sera remis au salarié lors de son embauche, présentant l'ensemble des dispositifs existant dans l'entreprise. Ce livret sera remis à chaque salarié lors de la conclusion de son contrat de travail.

Lorsqu'un salarié participant au plan quitte son entreprise, il lui sera remis un état récapitulatif de l'ensemble de ses droits en épargne salariale inséré dans son livret d'épargne salariale, conformément à l'article L 3341-7 du Code du travail.

Le salarié précisera à l'organisme gestionnaire l'adresse à laquelle devront lui être envoyés les avis afférents à ces droits. En cas de changement d'adresse, il lui appartiendra d'en aviser l'organisme gestionnaire.

Lorsqu'un bénéficiaire ne peut être atteint à la dernière adresse indiquée par lui, les sommes auxquelles il peut prétendre sont conservées par l'organisme gestionnaire des fonds et sont tenues à sa disposition pendant la durée du délai de prescription applicable. A l'issue de ce délai, les sommes et droits non réclamés sont liquidés par l'organisme gestionnaire et versés au Trésor Public.

Le salarié participant ayant quitté l'entreprise peut demander le transfert de tout ou partie de ses avoirs vers un plan dont il bénéficie au sein de la nouvelle entreprise qui l'emploie.

Il doit alors en faire la demande auprès de l'organisme chargé de la gestion de son nouveau plan et en informer NATIXIS INTEREPARGNE en précisant notamment le nom et l'adresse de son nouvel employeur et de l'organisme chargé de la gestion de son nouveau plan.

Article 8 - Règlement des litiges

Les différends et litiges pouvant survenir à l'occasion de l'application du présent accord se régleront, si possible à l'amiable entre les parties signataires, éventuellement après consultation d'un expert désigné d'un commun accord. A défaut de règlement amiable le litige pourra être porté devant la juridiction compétente.

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Article 9 - Date d'effet, durée et résiliation du plan

Le présent Plan d'Epargne prendra effet le 1er janvier 2015.

Cet accord se substitue aux accords existants au sein de toutes les sociétés signataires.

accord à durée indéterminée
Il est conclu pour une durée indéterminée.

L'Accord pourra être dénoncé à tout moment par l'une ou l'autre des parties signataires.

La dénonciation dans les six premiers mois de l'exercice prendra effet sur l'exercice en cours. La dénonciation dans les six derniers mois de l'exercice ne prendra d'effet que sur l'exercice suivant.

La dénonciation doit être notifiée auprès de la Direction Régionale des Entreprises, de la Concurrence, de la Consommation, du Travail et de l'Emploi (ci-après dénommée « DIRECCTE »)et à l'autre partie, par lettre recommandée avec demande d'avis de réception, avec un préavis de trois mois.

La dénonciation est sans conséquence sur l'indisponibilité des sommes épargnées qui, sauf cas de transfert légalement autorisé, continuent d'être gérées dans les conditions prévues par l'Accord.

Lorsqu'une Entreprise sort du périmètre du Groupe, ladite Entreprise cesse de pouvoir être partie à l'Accord. Cette situation entraîne une dénonciation de plein droit de l'Accord par l'Entreprise concernée.
Cette dénonciation devra être notifiée tant aux partenaires sociaux qu'à la DIRECCTE.

Article 10 – Publicité – Dépôt

Le présent accord sera déposé par la société Procter & Gamble Holding France SAS, en deux exemplaires, à la Direction Régionale des Entreprises, de la Concurrence, de la Consommation, du Travail et de l'Emploi du lieu où il a été conclu, à savoir la Direction Régionale des Entreprises, de la Concurrence, de la Consommation, du Travail et de l'Emploi des Hauts de Seine.

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AVENANT AU PLAN D'ÉPARGNE D'ENTREPRISE DE LA SOCIÉTÉ PROCTER & GAMBLE

ENTRE LES SOUSSIGNES :

La société Procter & Gamble Holding France, société par actions simplifiée au capital de 140 876 751 euros, dont le siege social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au registre du commerce et des sociétés sous le numéro 542 106 109 RCS Nanterre,

La société Procter & Gamble France, société par actions simplifiée au capital de 152 400 euros, dont le siege social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au registre du commerce et des sociétés sous le numéro 391 543 576 Nanterre,

La société Procter & Gamble Pharmaceuticals France, société par actions simplifiée au capital de 1 578 411 euros, dont le siege social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au registre du commerce et des sociétés sous le numéro 572 020 642 RCS Nanterre,

La société Procter & Gamble Amiens, société par actions simplifiée au capital de 13 088 968 euros, dont le siege social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au registre du commerce et des sociétés sous le numéro 391 548 955 RCS Nanterre,

La société Procter & Gamble Blois, société par actions simplifiée au capital de 1 401 464 euros, dont le siege social est sis 163-165 quai Aulagnier, 92600 Asnières-sur-Seine, immatriculée au registre du commerce et des sociétés sous le numéro 419 222 245 RCS Nanterre,

Sociétés représentées directeur des ressources humaines des sociétés du groupe, dument habilité à cet effet,

Ci-après dénommée « **l'Entreprise** »

D'une part,

ET

La délégation du personnel du comité d'entreprise de l'unité économique et sociale constituée par les sociétés Procter & Gamble Holding France, Procter & Gamble France et Procter & Gamble Pharmaceuticals France ayant statuté à l'unanimité selon procès verbal de la séance du 23/05/2018 annexé au présent accord et représenté par son secrétaire, monsieur Jean-Louis Delrieu,

La délégation du personnel du comité d'entreprise de la société Procter & Gamble Amiens, ayant statuté à unanimité selon procès verbal de la séance du 23/5/18 annexé au présent accord et représenté par son secrétaire, Hélène Paszek

La délégation du personnel du comité d'entreprise de la société Procter & Gamble Blois, ayant statuté à l'unanimité selon procès verbal de la séance du 21/06/18 annexé au présent accord et représenté par son secrétaire, madame Marie Vermeulen,

D'autre part,

Il est conclu le présent avenant au plan d'épargne d'entreprise (ci-après dénommé le « **Plan** ») dont l'objet est de modifier les modalités de l'abondement prévues dans le Plan.

Paraphes : HP HG

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En conséquence :

I. Les dispositions de l'article 4 du Plan relatives à l'aide de l'entreprise et abondement sont modifiées comme suit :

« L'aide de l'Entreprise consiste en la prise en charge des frais de tenue de compte des Epargnants dans les conditions visées à l'article 5 ci -après, et des frais de tenue des conseils de surveillance des FCPE.

Par ailleurs, l'Entreprise complètera les versements volontaires mensuels des salariés exclusivement au FCPE groupe Procter et Gamble option D du Plan, par un abondement calculé comme suit :

- 100% du montant versé par le salarié jusqu'à 40 euros maximum par mois, avec un minimum de versement de 7,62 euros par versement
- 50 % du montant versé par le salarié entre 40,01 euros et 275 euros maximum par mois.

Ce versement complémentaire est exonéré de cotisations sociales à l'exception de la Contribution sociale généralisée et de la Contribution eu Remboursement de la Dette sociale au titre des revenus d'activité.

Les versements ponctuels des salariés, pré retraités et retraités ne feront pas l'objet d'un abondement. »

II. Autres dispositions

Les autres dispositions du règlement du Plan demeurent inchangées.

III. Effet et dépôt de l'avenant

Le présent avenant prend effet à compter de son dépôt auprès de la Direction Régionale des Entreprises, de la Concurrence, de la Consommation, du Travail et de l'Emploi (DIRECCTE). Il sera communiqué à l'ensemble du personnel de l'Entreprise conformément aux dispositions prévues par le règlement du Plan.

Dès sa conclusion, ou après la fin du délai d'opposition, si un tel délai s'applique, l'avenant sera à la diligence de l'Entreprise, adressé en deux exemplaires à la DIRECCTE, dont une version sur support papier signé des parties par lettre recommandée avec demande d'avis de réception et une version sur support électronique.

Fait à Asnières sur Seine, le 23 mai 2018

En 5 exemplaires

Signatures

Paraphes HP

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ANNEXE

PROCES VERBAUX

Procès-verbal de séance du comité d'entreprise

Paraphes :

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